Exhibit 4.1

THE DOW CHEMICAL COMPANY

SECOND SUPPLEMENTAL INDENTURE

$500,000,000 3.150% Notes due 2024
$750,000,000 3.625% Notes due 2026
$750,000,000 4.800% Notes due 2049

THIS SECOND SUPPLEMENTAL INDENTURE, dated as of May 20, 2019 (this “Supplemental Indenture”), among THE DOW CHEMICAL COMPANY, a Delaware corporation (the “Company”), DOW INC., a Delaware corporation (“Dow”) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as trustee (the “Trustee”).

RECITALS OF THE COMPANY:

WHEREAS, the Company and the Trustee have heretofore executed and delivered an indenture, dated as of May 1, 2008 (the “Indenture”), to provide for the issuance by the Company from time to time of Securities to be issued in one or more Series as provided in the Indenture, which Indenture was supplemented by a first supplemental indenture, dated as of November 30, 2018, between the Company, Dow and the Trustee;

WHEREAS, Section 8.1(c) of the Indenture permits the Company and the Trustee to enter into indentures supplemental to the Indenture for the purposes of adding covenants for the protection of Holders of the Securities issued from time to time under the Indenture and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in the Indenture;

WHEREAS, Section 8.1(e) of the Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any Series as permitted by Sections 2.1 and 2.3 of the Indenture; and

WHEREAS, all the conditions and requirements necessary to make this Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled.

NOW THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

The Company, Dow and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

ARTICLE ONE
RELATION TO INDENTURE; DEFINITIONS; RULES OF CONSTRUCTION

SECTION 1.1  Relation to Indenture.  This Supplemental Indenture constitutes an integral part of the Indenture.

SECTION 1.2  Definitions.  For all purposes of this Supplemental Indenture, the following terms shall have the respective meanings set forth in this Section.

“2024 Notes” means the Company’s 3.150% Notes due 2024.

“2026 Notes” means the Company’s 3.625% Notes due 2026.

“2049 Notes” means the Company’s 4.800% Notes due 2049.

“Additional Interest” shall have the meaning set forth in the Registration Rights Agreement.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Regulation S Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Depositary” means The Depository Trust Company, its nominees and their respective successors.

“Exchange Notes” means the Securities of the Company issued in exchange for Initial Notes pursuant to the Indenture and the Registration Rights Agreement in connection with the Registered Exchange Offer.

“Global Notes Legend” means the legend set forth under that caption in Exhibit A to this Supplemental Indenture.

“Initial Purchasers” means Citigroup Global Markets Inc., HSBC Securities (USA) Inc., MUFG Securities Americas Inc. and the other initial purchasers listed on Schedule I to the Purchase Agreement.

“Initial Notes” means the Rule 144A Notes and the Regulation S Notes.

“Notes” means, collectively the 2024 Notes, the 2026 Notes and the 2049 Notes.

“Participant” means members of, or participants in, the Depositary.

“Purchase Agreement” means the Purchase Agreement dated May 16, 2019, among the Company and the Initial Purchasers.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registered Exchange Offer” means the offer by the Company, pursuant to the Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for their Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of May 20, 2019, among the Company and the Initial Purchasers.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Notes” means all Initial Notes offered and sold outside the United States in reliance on Regulation S.

“Restricted Period” with respect to any Regulation S Notes means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Regulation S Notes are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) May 20, 2019.

“Restricted Notes Legend” means the legend set forth in Section 2.4(c)(i) herein.

“Revolving Credit Facility Agreement” means that certain $5,000,000,000 Five Year Competitive Advance and Revolving Credit Facility Agreement, dated as of October 30, 2018, among the Company, the banks from time to time party thereto and Citibank, N.A., as administrative agent as amended, modified, restated, renewed, refunded, replaced or refinanced from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring all of or substantially all of the indebtedness under such agreement or any such successor or replacement agreement and whether by the same or any other agent, lender or group of lenders (or other institutions).

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Notes” means all Initial Notes offered and sold to QIBs in reliance on Rule 144A.

“Securities Act” means the Securities Act of 1933, as amended,

“Shelf Registration Statement” means a registration statement filed by the Company in connection with the offer and sale of the Initial Notes pursuant to Section 2(b) of the Registration Rights Agreement.

“Transfer Restricted Notes” means Notes that bear or are required to bear the Restricted Notes Legend.

SECTION 1.3  Rules of Construction.  For all purposes of this Supplemental Indenture:

(a) capitalized terms used herein without definition shall have the meanings specified in the Indenture;

(b) all references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture;

(c) the terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Supplemental Indenture; and

(d) in the event of a conflict with the definition of terms in the Indenture, the definitions in this Supplemental Indenture shall control.

ARTICLE TWO
THE SECURITIES

SECTION 2.1  Title of the Notes.  There shall be Series of Securities designated (a) the 3.150% Notes due 2024, (b) the 3.625% Notes due 2026 and (c) the 4.800% Notes due 2049.

SECTION 2.2  Limitation on Aggregate Principal Amount.  The 2024 Notes will be initially issued in an aggregate principal amount of $500,000,000, the 2026 Notes will be initially issued in an aggregate principal amount of $750,000,000 and the 2049 Notes will be initially issued in an aggregate principal amount of $750,000,000 (except, in each case, for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Sections 2.8, 2.9, 2.11, 8.5 or 12.3 of the Indenture or pursuant to and in accordance with the terms of the Registration Rights Agreement); provided, that the Company may, without the consent of Holders of the Notes of a Series, issue additional Notes of the same Series having the same ranking and the same interest rate, maturity and other terms as such Notes, which additional Notes will be consolidated with and form a single Series with such Notes under the Indenture.

SECTION 2.3  Form and Dating.

(a) General.  The 2024 Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, the 2026 Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit B hereto and the 2049 Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit C hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Note shall be dated the date of its authentication.  The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Supplemental Indenture, and the Company, Dow and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture shall govern and be controlling.

The Initial Notes issued on the date hereof will be (i) offered and sold by the Company pursuant to the Purchase Agreement and (ii) resold initially only to (A) QIBs in reliance on Rule 144A and (B) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S.  Such Initial Notes may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S.

The Company hereby designates The Depository Trust Company as the initial Depositary for the Global Notes.

(b) Global Notes.  The Rule 144A Notes shall be issued initially in the form of one or more permanent Global Notes in fully registered form (collectively, the “Rule144A Global Note”) and the Regulation S Notes shall be issued initially in the form of one or more Global Notes (collectively, the “Regulation S Global Note”), in each case without interest coupons and bearing the Global Notes Legend and Restricted Notes Legend, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. Beneficial ownership interests in the Regulation S Global Note shall not be exchangeable for interests in the Rule 144A Global Note or any other Security without a Restricted Notes Legend until the expiration of the Restricted Period.  The Rule 144A Global Notes and the Regulation S Global Notes are each referred to herein as a “Global Note” and are collectively referred to herein as “Global Notes.” The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

(c) Book-Entry Provisions.  This Section 2.3(c) shall apply only to a Global Note deposited with or on behalf of the Depositary.  The Company shall execute and the Trustee shall, in accordance with this Section 2.3(c) and pursuant to an order of the Company, authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Securities Custodian.

Participants shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

SECTION 2.4  Transfer and Exchange.

(a) Transfer and Exchange of Global Notes.

(i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Supplemental Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor.  A transferor of a beneficial interest in a Global Note shall deliver a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.  Transfers by an owner of a beneficial interest in a Rule 144A Global Note to a transferee who takes delivery of such interest through a Regulation S Global Note, whether before or after the expiration of the Restricted Period, shall be made only upon receipt by the Trustee of a certification from the transferor to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act and that, if such transfer is being made prior to the expiration of the Restricted Period, the interest transferred shall be held immediately thereafter through Euroclear or Clearstream.

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of Global Note from which such interest is being transferred.

(iii) Notwithstanding any other provisions of this Supplemental Indenture, a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(b) Restrictions on Transfer of Regulation S Global Note.

(i) Prior to the expiration of the Restricted Period, interests in a Regulation S Global Note may only be held through Euroclear or Clearstream.  During the Restricted Period, beneficial ownership interests in a Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only (A) to the Company or any subsidiary thereof, (B) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (C) outside the United States in an offshore transaction in accordance with Regulation S, (D) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, or (E) pursuant to an effective registration statement under the Securities Act or (F) pursuant to any other available exemption from the registration requirements of the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.  Prior to the expiration of the Restricted Period, transfers by an owner of a beneficial interest in a Regulation S Global Note to a transferee who takes delivery of such interest through a Rule 144A Global Note shall be made only in accordance with the Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse of the Initial Note to the effect that such transfer is being made to (i) a person whom the transferor reasonably believes is a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A. Such written certification shall no longer be required after the expiration of the Restricted Period.

(ii) Upon the expiration of the Restricted Period, beneficial ownership interests in a Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of the Indenture.

(c) Legends for Notes

(i) Except as permitted by the following paragraphs (ii), (iii), (iv) or (vi), each Note certificate evidencing the Global Notes (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE.  BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, PRIOR TO THE DATE THAT IS [ONE YEAR (IN THE CASE OF THE 144A NOTES) OR 40 DAYS (IN THE CASE OF REGULATION S NOTES)]  AFTER THE LATER OF THE ISSUANCE OF THE NOTES AND THE LAST DATE ON WHICH THE DOW CHEMICAL COMPANY OR ANY OF ITS AFFILIATES WAS THE OWNER OF THE NOTES OR ANY PREDECESSOR OF THE NOTES, OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE DOW CHEMICAL COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO PERSONS REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.  PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH 2(C) AND 2(F) ABOVE, THE DOW CHEMICAL COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.  AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER SECURITIES ACT.  THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTION.

Each Note evidencing a Global Note that is a Regulation S Note shall bear a legend substantially in the following form:

BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

(ii) After a transfer of any Initial Notes during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes, as the case may be, all requirements pertaining to the Restricted Notes Legend on such Initial Notes shall cease to apply and the requirements that any such Initial Notes be issued in global form shall continue to apply.

(iii) Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes pursuant to which Holders of such Initial Notes are offered Exchange Notes in exchange for their Initial Notes, all requirements pertaining to Initial Notes that Initial Notes be issued in global form shall continue to apply, and Exchange Notes in global form without the Restricted Notes Legend shall be available to Holders that exchange such Initial Notes in such Registered Exchange Offer.

(iv) Upon a sale or transfer after the expiration of the Restricted Period of any Initial Note acquired pursuant to Regulation S, all requirements that such Initial Note bear the Restricted Notes Legend shall cease to apply and the requirements requiring any such Initial Note be issued in global form shall continue to apply.

(d) Cancellation or Adjustment of Global Note.  At such time as all beneficial interests in a Global Note have been transferred, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee.  At any time prior to such cancellation, if any beneficial interest in a Global Note is transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee with respect to such Global Note, by the Trustee, to reflect such reduction.

(e) Obligations with Respect to Transfers and Exchanges of Notes.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Global Notes at the Registrar’s request.

(ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 8.5 or 12.3 of the Indenture).

(iii) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv) The Company shall not be required to make and the Registrar need not register transfers or exchanges of Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.

(v) All Notes issued upon any transfer or exchange pursuant to the terms of this Supplemental Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Notes surrendered upon such transfer or exchange.

(f) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes.  All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note).  The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary.  The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

ARTICLE THREE
AMENDMENTS TO THE INDENTURE

SECTION 3.1  Additional Covenant and Event of Default

(a) For the benefit of the Holders of Securities of each Series outstanding under the Indenture from time to time, Dow covenants and agrees that if Dow issues a guarantee in respect of outstanding or committed indebtedness under the Revolving Credit Facility Agreement, Dow will enter into a supplemental indenture with the Company and the Trustee substantially in the form attached as Exhibit D hereto, substantially concurrently with the issuance of such guarantee, providing for the issuance of a guarantee on all Securities outstanding under the Indenture from time to time (such guarantee as applied to the Notes, the “Guarantees”).

(b) For the benefit of Holders of the Notes only, Dow covenants and agrees that if the Guarantees are issued prior to the consummation of the Registered Exchange Offer, Dow will enter into a joinder agreement to the Registration Rights Agreement providing for the registration of the Guarantees in accordance with the terms thereof as though the Guarantees were “Securities” as defined therein.

(c) For the benefit of the Holders of Securities of each Series outstanding under the Indenture from time to time, the following shall be an additional “Event of Default” as contemplated by Section 5.1(g) of the Indenture:

default in the performance, or breach, of the covenant set forth in Section 3.1(a).

(d) For the benefit of the Holders of the Notes, the following shall be an additional “Event of Default” with respect to each Series of the Notes as contemplated by Section 5.1(g) of the Indenture:

default in the performance, or breach of the covenant set forth in Section 3.1(b).

SECTION 3.2  Solely with respect to the 2024 Notes, the 2026 Notes and the 2049 Notes, paragraph (b) of Section 3.6 of the Indenture is amended and restated as follows:

“(b) Notwithstanding the provisions of paragraph (a) of this Section 3.6, the Company or any Restricted Subsidiary may create or assume liens; provided that at the time of such creation or assumption, and after giving effect thereto, Exempted Indebtedness does not exceed 15 percent of Consolidated Net Tangible Assets at such time.”

SECTION 3.3  Solely with respect to the 2024 Notes, the 2026 Notes and the 2049 Notes, paragraph (b) of Section 3.7 of the Indenture is amended and restated as follows:

“(b) Notwithstanding the provisions of paragraph (a) of this Section 3.7, the Company or any Restricted Subsidiary may enter into Sale and Lease-Back Transactions, provided that at the time of such entering into, and after giving effect thereto, Exempted Indebtedness does not exceed 15 percent of Consolidated Net Tangible Assets at such time.”

ARTICLE FOUR
MISCELLANEOUS PROVISIONS

SECTION 4.1  Ratification.  The Indenture, as supplemented by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

SECTION 4.2  Counterparts.  This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original, and all such counterparts shall together constitute but one and the same instrument.

SECTION 4.3  Governing Law.  THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CHOICE OF LAW PRINCIPLES THEREOF.

SECTION 4.4  Trustee.  The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. The recitals herein are deemed to be those of the Company and Dow and not of the Trustee.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

THE DOW CHEMICAL COMPANY

By:	/s/ Gary McGuire
Name:	Gary McGuire
Title:	Vice President and Treasurer

DOW INC.

By:	/s/ Gary McGuire
Name:	Gary McGuire
Title:	Vice President and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:	/s/ R. Tarnas
Name:	R. Tarnas
Title:	Vice President

Signature page to Second Supplemental Indenture